UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 13, 2017
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 2.02: RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On June 13, 2017, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the fourth quarter of fiscal year 2017. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this report, including the exhibits hereto, (x) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and (y) shall not be incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibits in this particular report are incorporated by reference). The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. Description

99.1           Press release dated June 13, 2017 titled “Wiley Reports Fourth Quarter and Fiscal 2017 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:
Brian Campbell
Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports Fourth Quarter and Fiscal 2017 Results

•
Full year revenue of $1,719 million, up 2% at constant currency and down 1% excluding the impacts of foreign exchange, shifting to time-based journal subscriptions, and contributions from acquisitions.  GAAP revenue flat including a $43 million unfavorable foreign exchange impact.

•
Full year adjusted EPS of $3.00, up 13% at constant currency or up 1% (favorable to guidance of mid-single digit decline) excluding the impacts of foreign exchange, the journal subscription shift, dilution from acquisitions, and unusual charges and credits. GAAP EPS down 21% primarily due to an unfavorable tax decision in Germany.

•	Revenue from digital products and services now 68% of total revenue, up from 63% in the prior year.
•	Calendar year 2017 Journal Subscriptions up 1% on a constant currency basis with approximately 97% of targeted business under contract.

June 13, 2017 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global research and learning company, today announced the following results for the fourth quarter and fiscal year 2017, ending April 30:

			% Change
$ millions	FY17	FY16	Excluding FX	Including FX
Revenue:
Q4	$452.2	$434.3	6%	4%
Full Year	$1,718.5	$1,727.0	2%	0%
GAAP EPS:
Q4	$0.81	$0.59		38%
Full Year	$1.95	$2.48		(21%)
Adjusted EPS:
Q4	$0.82	$0.67	19%	22%
Full Year	$3.00	$2.70	13%	11%
Adjusted EPS exclude tax charges and credits, restructuring charges and credits, and pension settlement as more fully described in the attached financial schedules.

Management Commentary
“We posted stronger revenue and earnings growth this quarter, largely due to growth in our Solutions business and the favorable timing of sales in Publishing,” said Matthew Kissner, Wiley’s Interim CEO and Chairman.  “For the year, Research revenue growth was marginally positive and in line with expectations.  The Solutions business, in addition to posting double-digit revenue growth, also reported substantial profit improvement.  Overall, we ended the year with favorable operating momentum, a strong balance sheet, and reliable cash flow that will enable us to continue investing for growth while returning cash to shareholders through dividends and share repurchases.”

Fiscal Year 2018 Outlook
Wiley’s financial outlook anticipates low-single digit revenue growth in Research and low-double digit revenue growth in Solutions offset by a high-single digit revenue decline in Publishing due to further erosion of print book markets.
•
Revenue at constant currency to be approximately even with FY17.  In addition, at current FX rates, Wiley would report a FY18 positive FX variance of approximately $25 million in revenue due to functional currency gains.

•
Operating income at constant currency to be approximately even with FY17 primarily due to flat revenue.  In addition, at current rates, Wiley would report a positive FX variance of approximately $20 million in operating income.

•
Adjusted EPS performance at constant currency down low-single digits mostly due to $0.12 in EPS non-recurring tax benefits in FY17.  The positive FX variance mentioned above would be approximately $0.25 in EPS.

•	Cash from Operations expected to improve to $350 million or higher, from $315 million in FY17.
•	Capex (TP&E + Composition and Product Development Spend) projected to be slightly lower than FY17.

Wiley will continue investing for revenue growth across its business segments.  In FY18, the Company will near the completion of its ERP implementation and headquarters office transformation.  Wiley is also in the process of a multi-year operational excellence initiative that focuses on achieving competitive benchmarks for quality, speed and customer service.  Through organization simplification and process optimization, standardization and automation, the Company expects to meaningfully improve operating income, EPS, and Free Cash Flow in Fiscal Years 2019 and 2020.  In the first quarter of fiscal 2018, Wiley will record a restructuring charge of approximately $25 million related to these activities, which will yield around $45 million in run rate savings starting in FY19, with roughly half of that realized in FY18.  About half of the $45 million will be reinvested.

Adjusted Results
The Company provides financial measures referred to as “adjusted” contribution to profit and EPS, which exclude tax charges, restructuring charges, pension settlement charges related to voluntary lump sum buyouts, and certain deferred tax benefits as more fully described in the attached financial schedules.  Variances to adjusted contribution to profit and EPS are on a constant currency basis unless otherwise noted.  Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Foreign Exchange (FX)
Note that foreign exchange was adverse to FY17 revenue and EPS by $43 million and $0.04, respectively.  Wiley generates approximately half of its revenue from outside the United States and is therefore exposed to foreign exchange rate fluctuations, particularly in relation to the euro and pound sterling.  The weighted average rates for fiscal 2017 were 1.09 and 1.30, respectively.  Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both currency translation effects and transactional gains and losses.

CEO Announcement
In May, the Company announced the resignation of President and CEO Mark Allin. Matthew Kissner, Chairman of the Board, was named interim CEO. The Board has begun a search for Mr. Allin’s successor.

Fourth Quarter Summary
•
Revenue grew 4% on a US GAAP basis to $452.2 million, or 6% excluding the impact of currency.   Year-over-year performance at constant currency was driven by growth in Solutions (+$8 million) and Publishing (+$10 million), and the revenue contribution from Atypon (+$9 million).  Excluding that contribution, fourth quarter revenue on a constant currency basis was up 4% due to continued growth in Solutions and growth in Publishing, due to favorable timing of orders and lower returns.

•
EPS increased 38% on a US GAAP basis to $0.81, or 19% on an adjusted basis.  Adjusted EPS excludes restructuring credits in the current quarter ($0.02) and charges in the prior year period ($0.08).  The year-over-year increase is attributed to significant improvement in Contribution to Profit for Publishing (+117%) and Solutions (+27%), partially offset by dilution from the recent Atypon and Ranku acquisitions ($0.03).  Excluding that dilution, fourth quarter adjusted EPS was up 24%.

•
Adjusted shared services and administrative costs of $135.8 million were flat for the quarter with Distribution and Operation Services declining 3% and Technology and Content Management even with the prior year.

•
Share Repurchases: Wiley repurchased 282,728 shares this quarter at a cost of $15.0 million, an average of $52.90 per share.  Nearly 3.8 million shares remain in the current authorized repurchase program announced in June 2016.

Fiscal Year Summary
•
Revenue of $1,719 million was consistent with the prior year on a US GAAP basis, or up 2% excluding the adverse impact of foreign exchange (-$43 million).  Performance was driven by the favorable impact of the shift to time-based Journal Subscriptions (+$34 million) and a partial year contribution from the Atypon acquisition (+$19 million).  Excluding these items and the impact of currency, revenue was down 1% as steady performance in Journal Subscriptions and double-digit growth in Author-Funded Access (+26%), Online Test Preparation (+27%), and our Solutions segment (14%) did not fully offset declines in Education Books (-13%) and STM and Professional Development Books (-9%).  Wiley’s percentage of revenue from digital content and services increased to 68% in FY17 (from 63% in FY16).

•
EPS declined 21% on a US GAAP basis to $1.95, or rose 13% on an adjusted basis to $3.00.  Adjusted EPS excludes $1.04 and $0.22 in the current and prior year, respectively, to remove the impacts of currency, restructuring charges or credits, and unusual items.  Details for these items can be found in the accompanying tables.  Adjusted EPS growth is attributed to the favorable transitional impact of the shift to time-based journal subscriptions (+$0.38) and tax credits recorded in the third quarter (+$0.12), which offset dilution from the Atypon and Ranku acquisitions (-$0.08).  Excluding the impact of the subscription revenue shift and the dilution of the acquisitions, adjusted EPS was up 1% primarily due to the aforementioned tax benefits and efficiency gains.

•
Adjusted shared services and administrative costs were down 2% on a US GAAP basis to $507 million, or flat on a constant currency basis.  The performance is mainly due to declines in Other Administration (-9%) and Distribution and Operations (-1%), which offset a 5% increase in Technology and Content Management related to ERP and other systems development and integration.

•
Cash from Operations of $314.5 million down from $350.0 million primarily due to unfavorable timing around working capital and an unbudgeted $7 million contribution to our UK pension just before year-end.  The adverse working capital performance included the timing of end-of-year payments in fiscal 2017 as compared to fiscal 2016. Collections also lagged due to unexpectedly strong book sales in April.  These impacts will unwind in fiscal 2018.

•
Free Cash Flow less Composition and Product Development Spend (identical FCF metric that has been reported previously) decreased to $166.2 million from $219.0 million primarily due to lower cash from operations and higher capex (+$17 million) primarily related to the office transformation.

•
Net Debt and Cash Position: Net debt (debt less cash and cash equivalents) at the end of April was $306.5 million compared to $241.2 million as of April 30, 2016.  During fiscal year 2017, the company used approximately $120 million of cash to acquire Atypon.  Cash and cash equivalents were $58.5 million compared to $363.8 million at end of the prior year primarily due to the repayment of debt with proceeds from the Company’s actions to efficiently repatriate cash from foreign entities.  The repatriation initiative also included $60 million in proceeds related to an associated inter-company transfer of GPB to USD, received in the fourth quarter.

•
Share Repurchases: In fiscal year 2017, Wiley repurchased 953K shares for approximately $50.3 million, an average cost of $52.80.  As of April 30, the Company had nearly 3.8 million shares remaining in the repurchase program announced in June 2016.

•	Dividend: In June 2016, Wiley increased its quarterly dividend by 3.3% to $0.31 per share. It was the 23rd consecutive annual increase and raised the annualized dividend payout to $1.24 per share.

RESEARCH (JOURNALS AND ATYPON)
•
Revenue:  Fourth quarter revenue of $234.5 million rose 2% on a US GAAP basis, or 3% on a constant currency basis.  Performance was driven by the contribution from the Atypon acquisition (+$9 million), and double-digit growth in Author-Funded Access (+26%), which offset a timing-related decline in Journal Subscription revenue.  For the year, revenue on a GAAP basis rose 3% to $853.5 million, or 7% at constant currency.  Excluding the subscription shift ($34 million) and the Atypon contribution ($19 million), Research revenue for the year was up modestly at constant currency.  Results were mainly driven by steady performance from Journal Subscriptions and strong growth in Author-Funded Access, which offset an unusually large backfile sale of $10 million in the prior year.

•
Contribution to Profit:  Fourth quarter contribution to profit (CTP) of $80.3 million was down 2% on a US GAAP basis and down 3% on an adjusted basis primarily due to costs associated with the Atypon acquisition (-$2 million) and other spending to support society journals.  For the year, GAAP CTP was flat and adjusted was up 2% including the benefit from the shift to time-based journal subscriptions (+$29 million) and costs associated with the Atypon acquisition (-$4 million).  Excluding those items, adjusted CTP was down 8% attributed to revenue performance, higher content and royalty costs and investment in new technology.

•	Calendar Year 2017 Journal Subscriptions: As of the end of April, calendar year 2017 Journal Subscriptions were up 1% on a constant currency basis with 97% of business contracted.
•
Society Publishing Agreements: Two new society contracts were signed in the quarter with combined annual revenue of $1.7 million; fifteen were renewed with combined annual revenue of $17.3 million; and one was not renewed with annual revenue of $0.4 million, for a net gain of $1.3 million.  Note: the revenue cited in quarterly society contract signings is typically not achieved until the following calendar year.  For calendar year 2017, six new society contracts were signed (+$9 million annual) and fifteen were not renewed (-$9 million).  Additionally, calendar year 2017 includes renewals of 91 contracts with combined annual revenue of $67 million.

PUBLISHING (BOOKS, COURSE WORKFLOW, ONLINE TEST PREPARATION)
•
Revenue:  Fourth quarter revenue increased 5% on a US GAAP basis to $153.7 million, or 7% at constant currency due to growth in Education Books (+28%), Online Test Preparation and Certification (+52%), and Course Workflow/WileyPLUS (+6%), offsetting a 2% decline in STM and Professional Books and a 2% decline in Licensing, Distribution, Advertising and Other.   Education Books improved due to favorable timing of orders, lower returns, and growth in digital books.  Publishing revenue for the year declined 9% on a GAAP basis or 7% on a constant currency basis, with declines in Books and Reference Material (-11%) offsetting growth in Online Test Preparation (+27%), Course Workflow/WileyPLUS (+7%), and Licensing, Distribution, Advertising, and Other (+3%).

•
Contribution to Profit:  Fourth quarter CTP grew 111% on a US GAAP basis to $31.1 million, or 117% on an adjusted basis.  Strong growth was driven by revenue performance and restructuring savings, including facility closures and expense rationalization.  For the year, CTP was flat on both a US GAAP and adjusted basis.

SOLUTIONS (ONLINE PROGRAM MANAGEMENT, CORPORATE LEARNING AND ASSESSMENT)
•
Revenue: Fourth quarter revenue rose 13% on a US GAAP basis to $64.0 million, or 14% at constant currency.  Solid growth occurred across all product areas, including Online Program Management (+14%), Corporate Learning (+21%), and Professional Assessment (+9%).  For the year, Solutions revenue of $232 million was up 13% on a US GAAP basis, or 14% at constant currency.

•
Contribution to Profit:  Fourth quarter CTP on a US GAAP basis rose 49% to $5.7 million, or 27% on an adjusted basis.  Growth at constant currency was due to revenue growth and improved operating efficiency.  For the year, CTP on a US GAAP basis was $14.8 million, or $16.6 million adjusted, as compared to $4.0 million and $5.0 million, respectively, in the prior year.

•
Online Program Management: In the quarter, Wiley signed eleven new programs and discontinued five.  As of April 30, 2017, Wiley had 39 university partners (one partnership retired this quarter) and 250 programs under contract. In the year, Wiley signed important new partners – including George Mason (VA), Seton Hall (NJ), St. John’s (NY), and Vlerick (Belgium) – and added 24 net new programs.

Earnings Conference Call
•	Scheduled for today, June 13, at 10:00 a.m. (ET)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 397-5350 and enter the participant code 1528095#.
•	International callers, please dial (719) 325-2142 and enter the participant code 1528095#.
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global research and learning company.  Through the Research segment, the Company provides scientific, technical, medical, and scholarly journals, as well as related content and services, for academic, corporate, and government libraries, learned societies, and individual researchers and other professionals.   The Publishing segment provides scientific (STM), professional development, and education books and related content, as well as test preparation services and course workflow tools, to libraries, corporations, students, professionals, and researchers.  In Solutions, Wiley provides online program management services for higher education institutions, and learning, development, and assessment services for businesses and professionals.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2017 AND 2016
(in thousands, except per share amounts)

FOURTH QUARTER ENDED APRIL 30,

	2017			2016			% Change
	US GAAP	Adjustments	Adjusted	US GAAP	Adjustments	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$452,201	-	452,201	434,301	-	434,301	4%	6%

Costs and Expenses
Cost of Sales	119,299	-	119,299	109,820	-	109,820	9%	10%
Operating and Administrative (B)	258,822	-	258,822	260,869	-	260,869	-1%	2%
Restructuring (Credits) Charges (A)	(1,690)	1,690	-	7,779	(7,779)	-
Amortization of Intangibles	12,348	-	12,348	12,513	-	12,513	-1%	3%

Total Costs and Expenses	388,779	1,690	390,469	390,981	(7,779)	383,202	-1%	4%

Operating Income	63,422	(1,690)	61,732	43,320	7,779	51,099	46%	16%
Operating Margin	14.0%		13.7%	10.0%		11.8%

Interest Expense	(3,576)	-	(3,576)	(4,220)	-	(4,220)	-15%	-15%
Foreign Exchange (Loss) Gain	(1,558)	-	(1,558)	(916)	-	(916)
Interest Income and Other	115	-	115	820	-	820	-86%	-86%

Income Before Taxes	58,403	(1,690)	56,713	39,004	7,779	46,783	50%	18%

Provision for Income Taxes (C,D)	11,728	(2,355)	9,373	4,797	3,010	7,807	144%	15%

Net Income	$46,675	665	47,340	34,207	4,769	38,976	36%	18%

Earnings Per Share- Diluted (A)	$0.81	0.01	0.82	0.59	0.08	0.67	38%	19%

Average Shares - Diluted	57,943	57,943	57,943	58,089	58,089	58,089

TWELVE MONTHS ENDED APRIL 30,

	2017			2016			% Change
	US GAAP	Adjustments	Adjusted	US GAAP	Adjustments	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$1,718,530	-	1,718,530	1,727,037	-	1,727,037	0%	2%

Costs and Expens
Cost of Sales	460,756	-	460,756	466,177	-	466,177	-1%	2%
Operating and Administrative (B)	988,597	(8,842)	979,755	994,372	-	994,372	-1%	1%
Restructuring Charges (A)	13,355	(13,355)	-	28,611	(28,611)	-
Amortization of Intangibles	49,669	-	49,669	49,764	-	49,764	0%	4%

Total Costs and Expenses	1,512,377	(22,197)	1,490,180	1,538,924	(28,611)	1,510,313	-2%	1%

Operating Income	206,153	22,197	228,350	188,113	28,611	216,724	10%	7%
Operating Margin	12.0%		13.3%	10.9%		12.5%

Interest Expense	(16,938)	-	(16,938)	(16,707)	-	(16,707)	1%	1%
Foreign Exchange Gain (Loss)	421	-	421	473	-	473
Interest Income and Other	1,480	-	1,480	2,914	-	2,914	-49%	-49%

Income Before Taxes	191,116	22,197	213,313	174,793	28,611	203,404	9%	6%

Provision for Income Taxes (C,D)	77,473	(38,599)	38,874	29,011	15,777	44,788	167%	-12%

Net Income	$113,643	60,796	174,439	145,782	12,834	158,616	-22%	11%

Earnings Per Share- Diluted (A)	$1.95	1.05	3.00	2.48	0.22	2.70	-21%	13%

Average Shares - Diluted	58,199	58,199	58,199	58,734	58,734	58,734

See the accompanying Notes to Unaudited Financial Statements for a description of each adjustment.

JOHN WILEY & SONS, INC.
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2017 AND 2016

RECONCILIATION OF US GAAP TO ADJUSTED EPS - DILUTED (UNAUDITED)

	Fourth Quarter Ended		Twelve Months Ended
	April 30,		April 30,
	2017	2016	2017	2016

US GAAP Earnings Per Share - Diluted	$0.81	$0.59	$1.95	$2.48
Adjusted to exclude the following:
Restructuring (Credits) Charges (A)	(0.02)	0.08	0.15	0.32
One-time - Pension Settlement (B)	-	-	0.09	-
Unfavorable Tax Settlement (C)	0.03	-	0.85	-
Deferred Income Tax Benefit on UK Rate Change (D)	-	-	(0.04)	(0.10)

Adjusted Earnings Per Share - Diluted	$0.82	$0.67	$3.00	$2.70

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
A
Restructuring Charges: The adjusted results for the three and twelve months ended April 30, 2017 exclude restructuring (credits) charges related to the Company's Restructuring and Reinvestment Program of $(1.7) million or $(0.02) per share, and $13.4 million or $0.15 per share, respectively.  The adjusted results for the three and twelve months ended April 30, 2016 exclude restructuring charges of $7.8 million or $0.08 per share, and $28.6 million or $0.32 per share, respectively.

B
In fiscal year 2017, the Company announced a voluntary, limited-time opportunity for terminated vested employees who were participants in the U.S. defined benefit retirement plan to elect a single lump sum payment of accumulated benefits.  The aggregate amount of payments made under this one time election was $28.3 million. The total charge, recorded in the second quarter of fiscal year 2017, including a prorata portion of the unamortized net actuarial loss was $8.8 milion or $0.09 per share.

C
As previously disclosed and as reported in the Company's SEC filings, the Company was appealing an unfavorable tax ruling in Germany related to tax benefits obtained through an increase in the tax deductible basis of certain merged German subsidiaries.  In September 2016, the German Federal Fiscal Court issued an unfavorable final judgement in Wiley's longstanding tax appeal. As a consequence, the Company reported a $49.1 million charge, or $0.85 per share in fiscal year 2017.

D
Deferred Income Tax Benefit on UK Rate Change: The adjusted results exclude deferred tax benefits of $2.6 million, or $0.04 per share, for the twelve months ended April 30, 2017, and $5.9 million, or $0.10 per share for the twelve months ended April 30, 2016. The benefits in these periods are associated with changes in tax legislation enacted in the United Kingdom which reduced the U.K. corporate income tax rates. The benefits reflect the remeasurement of the Company's deferred tax balances to the new income tax rates and had no current cash tax impact. The fiscal year 2016 legislation reduced the U.K. income tax rates to 19% effective April 1, 2017 and 18% effective April 1, 2020, and the fiscal year 2017 legislation further reduced the April 1, 2020 statutory income tax rate to 17%.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2017 AND 2016
(in thousands)

FOURTH QUARTER ENDED APRIL 30,

	2017			2016			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$234,502	-	234,502	230,846	-	230,846	2%	3%
Publishing	153,748	-	153,748	147,072	-	147,072	5%	7%
Solutions	63,951	-	63,951	56,383	-	56,383	13%	14%

Total	$452,201	-	452,201	434,301	-	434,301	4%	6%

Direct Contribution to Profit
Research	$112,578	1,272	113,850	113,884	(381)	113,503	-1%	-1%
Publishing	70,720	-	70,720	62,345	127	62,472	13%	16%
Solutions	12,811	168	12,979	12,121	657	12,778	6%	1%

Total	$196,109	1,440	197,549	188,350	403	188,753	4%	5%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$78,993	1,272	80,265	80,753	(381)	80,372	-2%	-3%
Publishing	31,064	-	31,064	14,713	127	14,840	111%	117%
Solutions	5,725	168	5,893	3,832	657	4,489	49%	27%

Total	$115,782	1,440	117,222	99,298	403	99,701	17%	16%

Unallocated Shared Services and Admin. Costs	(52,360)	(3,130)	(55,490)	(55,978)	7,376	(48,602)	-6%	16%

Operating Income	$63,422	(1,690)	61,732	43,320	7,779	51,099	46%	16%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(15,754)	(3,113)	(18,867)	(25,921)	5,817	(20,104)	-39%	-3%
Technology and Content Management	(66,839)	(204)	(67,043)	(68,156)	94	(68,062)	-2%	0%
Finance	(12,437)	2	(12,435)	(13,140)	1,159	(11,981)	-5%	6%
Other Administration	(37,657)	185	(37,472)	(37,813)	306	(37,507)	0%	2%
Total	$(132,687)	(3,130)	(135,817)	(145,030)	7,376	(137,654)	-9%	0%

TWELVE MONTHS ENDED APRIL 30,

	2017			2016			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$853,489	-	853,489	826,778	-	826,778	3%	7%
Publishing	633,449	-	633,449	695,728	-	695,728	-9%	-7%
Solutions	231,592	-	231,592	204,531	-	204,531	13%	14%

Total	$1,718,530	-	1,718,530	1,727,037	-	1,727,037	0%	2%

Direct Contribution to Profit
Research	$397,486	1,949	399,435	383,499	2,982	386,481	4%	5%
Publishing	285,174	1,596	286,770	304,965	4,507	309,472	-6%	-5%
Solutions	47,673	1,787	49,460	36,975	1,042	38,017	29%	29%

Total	$730,333	5,332	735,665	725,439	8,531	733,970	1%	2%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$252,228	1,949	254,177	252,110	2,982	255,092	0%	2%
Publishing	125,703	1,596	127,299	126,058	4,507	130,565	0%	0%
Solutions	14,822	1,787	16,609	3,992	1,042	5,034	271%	224%

Total	$392,753	5,332	398,085	382,160	8,531	390,691	3%	4%

Unallocated Shared Services and Admin. Costs	(186,600)	16,865	(169,735)	(194,047)	20,080	(173,967)	-4%	1%

Operating Income	$206,153	22,197	228,350	188,113	28,611	216,724	10%	7%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(82,474)	6,668	(75,806)	(90,180)	10,137	(80,043)	-9%	-1%
Technology and Content Management	(268,259)	1,458	(266,801)	(262,178)	3,537	(258,641)	2%	5%
Finance	(46,755)	(294)	(47,049)	(50,233)	3,474	(46,759)	-7%	3%
One-time Pension Settlement	(8,842)	8,842	-	-	-	-
Other Administration	(117,850)	191	(117,659)	(134,735)	2,932	(131,803)	-13%	-9%
Total	$(524,180)	16,865	(507,315)	(537,326)	20,080	(517,246)	-2%	0%

(A) See the accompanying Notes to Unaudited Financial Statements for a description of the adjustment.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2017 AND 2016
(in thousands)

	Fourth Quarter Ended				Twelve Months Ended
	April 30,				April 30,
	2017	2016	% Change	% Change excl. FX	2017	2016	% Change	% Change excl. FX
Research:
Direct Contribution to Profit	$112,578	113,884	-1%	-3%	$397,486	383,499	4%	6%
Restructuring Charges (Credits) (A)	1,272	(381)			1,949	2,982
Adjusted Direct Contribution to Profit	113,850	113,503	0%	-1%	399,435	386,481	3%	5%

Allocated Shared Services and Admin. Costs	(33,585)	(33,131)	1%	3%	(145,258)	(131,389)	11%	13%
Adjusted Contribution to Profit (after allocated	$80,265	80,372	0%	-3%	$254,177	255,092	0%	2%
Shared Services and Admin. Costs)

Publishing:
Direct Contribution to Profit	$70,720	62,345	13%	16%	$285,174	304,965	-6%	-5%
Restructuring Charges (A)	-	127			1,596	4,507
Adjusted Direct Contribution to Profit	70,720	62,472	13%	16%	286,770	309,472	-7%	-5%

Allocated Shared Services and Admin. Costs	(39,656)	(47,632)	-17%	-15%	(159,471)	(178,907)	-11%	-9%
Adjusted Contribution to Profit (after allocated	$31,064	14,840	109%	117%	$127,299	130,565	-3%	0%
Shared Services and Admin. Costs)
	-	-			-	-
Solutions:
Direct Contribution to Profit	$12,811	12,121	6%	5%	$47,673	36,975	29%	28%
Restructuring Charges (A)	168	657			1,787	1,042
Adjusted Direct Contribution to Profit	12,979	12,778	2%	1%	49,460	38,017	30%	29%

Allocated Shared Services and Admin. Costs	(7,086)	(8,289)	-15%	-13%	(32,851)	(32,983)	0%	0%
Adjusted Contribution to Profit (after allocated	$5,893	4,489	31%	27%	$16,609	5,034
Shared Services and Admin. Costs)

Total Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$117,222	99,701	18%	16%	$398,085	390,691	2%	4%

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	$(52,360)	(55,978)	-6%	-5%	$(186,600)	(194,047)	-4%	-1%
Restructuring (Credits) Charges (A)	(3,130)	7,376			8,023	20,080
One-time - Pension Settlement (B)	-	-			8,842	-
Adjusted Unallocated Shared Services and Admin. Costs	$(55,490)	(48,602)	14%	16%	$(169,735)	(173,967)	-2%	1%

Adjusted Operating Income	$61,732	51,099	21%	16%	$228,350	216,724	5%	7%

	See the accompanying Notes to Unaudited Financial Statements for a description of the adjustment.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE by PRODUCT/SERVICE
FOR THE FOURTH QUARTER AND TWELVE MONTHS ENDED
APRIL 30, 2017 AND 2016
(in thousands)

	Fourth Quarter				Twelve Months
	Ended April 30,				Ended April 30,
	2017	2016	% of Revenue	% Change excl. FX	2017	2016	% of Revenue	% Change excl. FX
Research
Journal Revenue
Journal Subscriptions	$167,319	171,335	71%	-3%	$639,720	622,305	75%	6%
Author-Funded Access	8,782	7,370	4%	26%	30,633	25,671	4%	26%
Licensing, Reprints, Backfiles, and Other	49,775	52,141	21%	1%	164,070	178,802	19%	-3%
Total Journal Revenue	225,876	230,846	96%	-1%	834,423	826,778	98%	4%

Platform Services (Atypon)	8,626	-	4%		19,066	-	2%

Total Research Revenue	$234,502	230,846	100%	3%	$853,489	826,778	100%	7%

Publishing
STM and Professional Books	$75,521	79,242	49%	-2%	$291,255	330,984	46%	-9%
Education Books	33,674	26,656	22%	28%	196,343	229,989	31%	-13%
Total Books and Reference Material	109,195	105,898	71%	6%	487,598	560,973	77%	-11%

Course Workflow (WileyPLUS)	18,178	17,160	12%	6%	62,348	58,519	10%	7%
Online Test Preparation and Certification	10,024	6,643	7%	52%	35,609	28,115	6%	27%
Licensing, Distribution, Advertising and Other	16,351	17,371	10%	-2%	47,894	48,121	7%	3%

Total Publishing Revenue	$153,748	147,072	100%	7%	$633,449	695,728	100%	-7%

Solutions

Online Program Management	30,443	26,715	48%	14%	111,638	96,469	48%	16%
Professional Assessment	16,417	15,174	26%	9%	59,868	57,370	26%	5%
Corporate Learning	17,091	14,494	26%	21%	60,086	50,692	26%	20%

Total Solutions Revenue	$63,951	56,383	100%	14%	$231,592	204,531	100%	14%

Total Revenue	$452,201	434,301		6%	$1,718,530	1,727,037		2%

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	April 30,
	2017	2016

Current Assets
Cash & cash equivalents	$58,516	363,806
Accounts receivable	188,679	167,638
Inventories	47,852	57,779
Prepaid and other	64,688	81,456
Total Current Assets	359,735	670,679
Product Development Assets	99,275	72,126
Technology, Property and Equipment	252,488	214,770
Intangible Assets	828,099	877,007
Goodwill	982,101	951,663
Income Tax Deposits	-	62,912
Other Assets	84,519	71,939
Total Assets	2,606,217	2,921,096

Current Liabilities
Accounts and royalties payable	139,206	166,222
Deferred revenue	436,235	426,489
Accrued employment costs	98,185	97,902
Accrued income taxes	22,222	9,450
Accrued pension liability	5,776	5,492
Other accrued liabilities	86,232	76,252
Total Current Liabilities	787,856	781,807
Long-Term Debt	365,000	605,007
Accrued Pension Liability	214,597	224,170
Deferred Income Tax Liabilities	160,491	189,868
Other Long-Term Liabilities	75,136	83,138
Shareholders' Equity	1,003,137	1,037,106
Total Liabilities & Shareholders' Equity	$2,606,217	2,921,096

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Twelve Months Ended
	April 30,
	2017	2016
Operating Activities:
Net income	$113,643	145,782
Amortization of intangibles	49,669	49,764
Amortization of composition costs	40,209	39,658
Depreciation of technology, property and equipment	66,683	66,427
Restructuring charges	13,355	28,611
Restructuring payments	(22,854)	(29,864)
Deferred income tax benefit on UK rate change	(2,575)	(5,859)
Unfavorable tax settlement	49,029	-
One-time pension settlement	8,842	-
Share-based compensation expense	17,552	16,105
Excess tax benefits from share-based compensation	(414)	(1,027)
Royalty advances	(112,370)	(110,135)
Earned royalty advances	114,647	109,102
Other non-cash charges and credits	6,298	15,786
Change in deferred revenue	22,692	66,983
Net change in operating assets and liabilities	(49,905)	(41,376)
Cash Provided by Operating Activities	314,501	349,957

Investments in organic growth:
Additions to technology, property and equipment	(110,700)	(93,705)
Book composition and other product development spending	(37,559)	(37,272)
Free Cash Flow less Book Composition and Other Product Development Spending	166,242	218,980

Other Investing and Financing Activities:
Acquisitions, net of cash	(154,766)	(20,418)
Proceeds from settlement of foreign exchange forward contract	60,417	-
Repayment of long-term debt	(923,007)	(460,085)
Repayment of short-term debt	-	(150,000)
Borrowings of long-term debt	683,000	415,000
Borrowings of short-term Debt	-	50,000
Change in book overdrafts	(214)	1,725
Cash dividends	(71,545)	(69,896)
Purchase of treasury shares	(50,326)	(69,977)
Debt issuance costs	-	(3,362)
Proceeds from exercise of stock options and other	15,506	(95)
Excess tax benefits from share-based compensation	414	1,027
Cash Used for Investing and Financing Activities	(440,521)	(306,081)

Effects of Exchange Rate Changes on Cash	(31,011)	(6,534)

Decrease in Cash and Cash Equivalents for Period	$(305,290)	(93,635)

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Book composition and other product development spending	$(37,559)	(37,272)
Additions to technology, property and equipment	(110,700)	(93,705)
Proceeds from settlement of foreign exchange forward contract	60,417	-
Acquisitions, net of cash	(154,766)	(20,418)
Cash Used for Investing Activities	$(242,608)	(151,395)

Financing Activities:
Cash Used for Investing and Financing Activities	$(440,521)	(306,081)
Excluding:
Acquisitions, net of cash	(154,766)	(20,418)
Proceeds from settlement of FX forward contract	60,417	-
Cash Used for Financing Activities	$(346,172)	(285,663)

Free Cash Flow less Composition Spending:

The Company provides financial measures referred to as “Free Cash Flow less Book Composition and Other Product Development Spending.”  Free Cash Flow less Book Composition and Other Product Development Spending is defined as “cash flow from operating activities, less book composition and other product development and capital spending.”  Management believes this metric provides additional information to investors to facilitate the comparison of past and present results.  This metric is also used internally by management in evaluating results.  This non-GAAP measure is not intended to replace the financial results reported in accordance with US Generally Accepted Accounting Principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Matthew S. Kissner
Matthew S. Kissner
Interim Chief Executive Officer and
Chairman of the Board

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer and
Executive Vice President, Technology and Operations

Dated: June 13, 2017